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                                                                 EXHIBIT 3.20(a)

                       CERTIFICATE OF LIMITED PARTNERSHIP
                      OF L J MELODY & COMPANY OF TEXAS, LP

1.   The name of the limited partnership is L J Melody & Company of Texas, LP.

2. The address of the registered office is 811 Dallas Avenue, Houston, Texas 77002.

3.   The name of the registered agent at the above address is CT Corporation
     System.

4. The address where the records of the limited partnership are to be kept or made available is 5847 San Felipe, Suite 4400, Houston, Texas 77057.

5. The name of the general partner is CBRE/LJM Mortgage Company, LLC and its mailing address and street address is 533 South Fremont Avenue, Los Angeles, CA 90071.

     Signed this the 27/th/ day of January, 1999.

                                        GENERAL PARTNER:

                                        CBRE/LJM MORTGAGE COMPANY, LLC
                                        a Delaware limited liability company


                                        By:  /s/ Raymond E. Wirta
                                             -----------------------------------
                                                 Raymond E. Wirta,
                                                 President